Exhibit 99.1

20102_AEA-Bridges Impact Corp. Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AEA-BRIDGES IMPACT CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxx XX, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/[X]/sm202

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

AEA-BRIDGES IMPACT CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints xxxxxx and xxxxxxxxx (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the annual meeting of AEA-Bridges Impact Corp. to be held at [X] a.m. Eastern time on [X], 2022, via live webcast at: https://www.cstproxy.com/[X]/2022, and at any adjournments thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournments thereof.

THE SHARES REPRESENTED BY THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, UNLESS SUCH AUTHORITY IS WITHHELD ON THIS PROXY CARD, THE PROXIES WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

20102_AEA-Bridges Impact Corp.Back

The notice of the annual meeting and accompanying proxy statement are available at

https://www.cstproxy.com/[X]/sm2021.

The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PROXY CARD
AEA-BRIDGES IMPACT CORP.—THE BOARD RECOMMENDS A VOTE “FOR” ALL PROPOSALS	Please mark your votes like this

The Business Combination Proposal: To consider and vote upon a proposal by ordinary resolution to approve the Business Combination	FOR ☐	AGAINST ☐	ABSTAIN ☐

Agreement, dated as of December 12, 2021 (as it may be amended from time to time), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, by and among ABIC, LiveWire Group, Inc. (formerly known as LW EV Holdings, Inc.), a Delaware corporation and a direct, wholly owned subsidiary of ABIC (“HoldCo”), LW EV Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of HoldCo, Harley-Davidson, Inc., a Wisconsin corporation, and LiveWire EV, LLC, a Delaware limited liability company, and the consummation of the transactions contemplated thereby be authorized, approved and confirmed in all respects (the “ Business Combination ” and such proposal, the “Business Combination Proposal”).

The Domestication Proposal: To consider and vote upon a proposal by special resolution to approve that ABIC be transferred by way of	FOR ☐	AGAINST ☐	ABSTAIN ☐

continuation to Delaware pursuant to Part XII of the Companies Act (Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being deregistered in the Cayman Islands, ABIC be continued and domesticated as a corporation under the laws of the State of Delaware (the “Domestication Proposal”).

The Charter Proposal: To consider and vote upon a proposal by special resolution to approve ABIC’s Amended and Restated Memorandum and	FOR ☐	AGAINST ☐	ABSTAIN ☐

Articles of Association adopted by special resolution, dated October 1, 2020, be amended and restated by the Domesticated ABIC Certificate of Incorporation and Domesticated ABIC Bylaws (Domesticated ABIC being a corporation incorporated in the State of Delaware, assuming the Domestication Proposal and the filing with and acceptance by the Secretary of State of Delaware of the Certificate of Corporate Domestication and Domesticated ABIC Certificate of Incorporation in accordance with Section 388 of the DGCL) (the “Charter Proposal”).

The Governing Documents Proposals: To consider and vote upon, on a nonbinding advisory basis, four separate proposals (collectively, the “Governing Documents Proposals”) in connection with the replacement of the Existing Organizational Documents with the Domesticated ABIC Organizational Documents (the “Governing Documents Proposals”).

A. Governing Documents Proposal A: To consider and vote upon, on a nonbinding advisory basis, the amendment to approve the	FOR ☐	AGAINST ☐	ABSTAIN ☐

change in the authorized share capital of ABIC from (i) 500,000,000 Class A Ordinary Shares, (ii) 50,000,000 Class B Ordinary Shares and (iii) 5,000,000 preference shares, par value $0.0001 per share, to (a) 800,000,000 shares of Domesticated ABIC Common Stock and (b) 20,000,000 shares of preferred stock, par value $0.0001 per share, of Domesticated ABIC.

B. Governing Documents Proposal B: To consider and vote upon, on a nonbinding advisory basis, the amendment to authorize	FOR ☐	AGAINST ☐	ABSTAIN ☐

the Domesticated ABIC Board to issue any or all shares of Domesticated ABIC preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Domesticated ABIC Board and as may be permitted by the DGCL.

C. Governing Documents Proposal C: To consider and vote upon, on a nonbinding advisory basis, the amendment to authorize the	FOR ☐	AGAINST ☐	ABSTAIN ☐
removal of the ability of Domesticated ABIC stockholders to take action by written consent in lieu of a meeting.

D. Governing Documents Proposal D: To consider and vote upon, on a nonbinding advisory basis, the amendment to authorize the	FOR ☐	AGAINST ☐	ABSTAIN ☐

amendment and restatement of the Existing Organizational Documents and to authorize all other changes in connection with the replacement of Existing Organizational Documents with the Domesticated ABIC Certificate of Incorporation and Domesticated ABIC Bylaws as part of the Domestication (copies of which are attached to this proxy statement/ prospectus as Annex B and Annex C, respectively), including adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for litigation arising out of the Securities Act, which the ABIC Board believes is necessary to adequately address the needs of Domesticated ABIC after the Business Combination.

The Incentive Award Plan Proposal: To consider and vote upon a proposal by ordinary resolution to approve the LiveWire Group, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2022 Incentive Award Plan (the “ Incentive Plan, ” a copy of which is attached to this proxy statement/prospectus as Annex G), to be effective upon approval by ABIC’s shareholders (the “Incentive Plan Proposal”).

The Adjournment Proposal: To consider and vote upon a proposal by ordinary resolution to approve the adjournment of the General Meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐

to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies for the purpose of obtaining approval of the Required Shareholder Proposals, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for filing or mailing of any legally required supplement or amendment to the proxy statement/prospectus or (iv) if the holders of Public Shares have elected to redeem such shares such that either (a) the shares of HoldCo Common Stock and HoldCo Warrants would not be approved for listing on the NYSE or (b) the Minimum Cash Condition would not be satisfied at Closing (the “Adjournment Proposal”).

CONTROL NUMBER

Signature_________________________________Signature, if held jointly_______________________________ Date_____________, 2022

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.